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                                                                     EXHIBIT 4.1

The securities represented by this certificate and the securities issuable upon exercise hereof are subject to a Securities Purchase Agreement dated as of May 10, 2001, (the "Securities Purchase Agreement") a copy of which is on file at the principal office of the Company and will be furnished to the holder on request to the Secretary of the Company.

The securities represented by this certificate and the securities issuable upon exercise hereof have not been registered pursuant to the Securities Act of 1933, as amended (the "Act"), or any state securities law, and such securities may not be sold, transferred or otherwise disposed of or exercised by or on behalf of any person unless the same are registered and qualified in accordance with the Act and any applicable state securities laws, or in the opinion of counsel reasonably satisfactory to the Company such registration and qualification are not required under the Act.

No. KC-01                                             Dated:  As of May 10, 2001
                                    Warrant
                         Holiday RV Superstores, Inc.

     This Warrant certifies that KC, or registered assigns, is the registered holder of a warrant (the "Warrant") to purchase 25,000 shares (as adjusted from time to time hereunder, the "Exercise Shares") of common stock, par value $.01 per share (the "Common Stock"), of Holiday RV Superstores, Inc., a Delaware corporation (the "Company"), at an exercise price per share equal to (x) 110%, multiplied by (y) the arithmetic mean of the closing price, as reported by Bloomberg, L.P., of shares of Common Stock for the 20 consecutive trading days proceeding the Closing Date (as defined in the Securities Purchase Agreement) (the "Exercise Price").

Section 1.    Exercise; Expiration; Redemption.

     To exercise this Warrant, the Warrant holder must elect and sign the exercise election form attached to this Warrant certificate and deliver to the Company (i) this Warrant certificate and (ii) cash or a check payable to the Company for the Exercise Price for the Warrant.

     This Warrant may be exercised by any holder hereof at any time after the date first set forth above until May 10, 2006, the date of expiration of this Warrant. To the extent that this Warrant has not been exercised by the date of its expiration, this Warrant shall become void and all rights hereunder and all rights in respect hereof shall cease as of such time.

     This Warrant shall be exercisable at the election of any holder hereof, either in full or from time to time in part (but in no event for less than one whole Share) share of Common Stock and, in the event that a certificate evidencing this Warrant is exercised in respect of fewer than all of the Exercise Shares issuable on such exercise at any time prior to the date of expiration of this Warrant, a new Warrant certificate evidencing the remaining Warrant with respect to whole Exercise Shares issuable upon exercise will be issued. No adjustment shall be made for any dividends on any Exercise Shares issuable upon exercise of this Warrant.
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     The Company covenants that all Exercise Shares which may be issued upon exercise of this Warrant will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

     The Company will pay all documentary stamp taxes attributable to the issuance of Exercise Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant certificates or any certificates for Exercise Shares in a name other than that of the registered holder of this Warrant certificate surrendered upon the exercise of this Warrant, and the Company shall not be required to issue or deliver such Warrant certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     The Company shall not be required to issue fractional shares of Common Stock on the exercise of this Warrant. If any fraction of a share of Common Stock would be issuable on the exercise of this Warrant (or specified portion hereof), in lieu of the issuance of such fraction of a share, the Company shall pay to the exercising holder an amount in cash equal to the Exercise Price on the day immediately preceding the date this Warrant certificate is presented for exercise, multiplied by such fraction.

Section 2.    Transfer or Exchange.

     This Warrant and the Exercise Shares may only be transferred by the holder in accordance with the registration requirements of the Act or an exemption therefrom, and in accordance with any other restrictions set forth herein or in the Securities Purchase Agreement.

     Subject to compliance with the proceeding paragraph, the Company shall from time to time register the transfer of this Warrant certificate upon the records to be maintained by it for that purpose, upon surrender hereof, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder hereof or by the duly appointed legal representative thereof or by a duly authorized attorney and an opinion of counsel in form and substance satisfactory to the Company that such transfer may be effected under the Act. Upon any such registration of transfer, a new Warrant certificate(s) shall be issued to the transferee(s) and the surrendered Warrant certificate shall be canceled by the Company.

     This Warrant certificate may be exchanged at the option of the holder hereof, when surrendered to the Company at its office for another Warrant certificate or other Warrant certificates of the like tenor and representing a Warrant with respect to a like aggregate number of Exercise Shares. A Warrant certificate surrendered for exchange shall be canceled by the Company.

     Subject to the payment of any taxes as provided herein, upon an exercise of this Warrant, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder and in such name or names as the Warrant holder
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may designate, a certificate or certificates for the number of full Exercise
Shares issuable upon the exercise of this Warrant. This Warrant shall be deemed to have been exercised and any person so designated to be named therein shall be deemed to have become a holder of record of such Exercise Shares as of the date of the surrender of this Warrant certificate (and payment of the Exercise Price).

     The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Nothing contained in this Warrant certificate shall be construed prior to the date of surrender of the Warrant certificate for exercise in accordance with the terms hereof as conferring upon the holder hereof the right to vote or to consent or to receive notice as members in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or rights whatsoever as stockholders of the Company.

Section 3.    Mutilated, Lost, Stolen or Destroyed Warrant Certificate.

     In case this Warrant certificate shall be mutilated, lost, stolen or destroyed, the Company may in its reasonable discretion issue in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and in substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent Warrant, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant certificate and indemnity, if requested, also satisfactory to the Company.

Section 4.    Reservation of Exercise Shares for Issuance.

     The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon exercise of this Warrant, the maximum number of shares of Common Stock which may then be issuable upon the exercise of this Warrant. The Company or, if appointed, the transfer agent for the Common Stock and every subsequent transfer agent for any of the Company's capital securities issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares of Common Stock as shall be required for such purpose. The Company will keep a copy of this Warrant certificate on file with any such transfer agent for any of the Company's capital securities issuable upon the exercise of the rights of purchase represented by this Warrant certificate.

Section 5.    Effect of Subdivision, Reclassification, Merger, Dividend, Etc.


     5.1 Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Shares in effect immediately prior to such subdivision will be proportionately
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increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Shares in effect immediately prior to such combination will be proportionately decreased.

     5.2 Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance reasonably satisfactory to the registered holders of the Warrant) to insure that the registered holder of the Warrants will thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrant, such shares of stock, securities or assets, as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrant had such Organic Change not taken place. In any such case, the Company will make appropriate provision (in form and substance satisfactory to the registered holder of the Warrant) with respect to such holders' rights and interests to insure that the provisions of this Section 5 hereof will thereafter be applicable to the Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of Exercise Shares, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale). The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form and substance satisfactory to the registered holders of the Warrant), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     For clarification and by way of example, the protective provisions of this
Section 5.2 shall apply to the stock conversion plan publicly announced by the Company on March 26, 2001, whereby each share of Common Stock would be converted into one share of Common Stock and a warrant to purchase an additional share of Common Stock, upon completion of that plan.

     5.3 If the Company shall declare a dividend upon its Common Stock, the Exercise Price in effect on the date following the record date for payment of such dividend shall be reduced by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which is equal to the consolidated equity of the Company immediately after giving effect to such dividend and the denominator of which is equal to the consolidated equity of the Company prior to giving effect to the payment of such dividend.
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     5.4  If the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company will pay to the registered holder of this Warrant at the time of payment thereof the positive difference obtained by subtracting from (i) the Liquidating Dividend which would have been paid to such registered holder on the Common Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined, (ii) the Exercise Price in effect immediately prior thereto. In the event a Liquidating Dividend shall result in a payment to the registered holder of this Warrant pursuant to this
Section 5.4, the Exercise Price of this Warrant shall be reduced to the par value of the Common Stock.

Section 6.    Notices.

       Immediately upon any adjustment of the Exercise Price or Exercise Shares pursuant to Section 5 above, the Company will given written notice thereof to the registered holder, setting forth in reasonable detail and certifying the calculation of such adjustment. The Company will give written notice to the registered holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

       The Company will also give written notice to the registered holder at least 20 days prior to the date on which any Organic Change, dissolution or liquidation will take place.

Section 7.    Miscellaneous.

     This Warrant certificate and Warrant shall be deemed to be a contract made under the law of the State of Delaware and for all purposes shall be construed in accordance with the internal law of said State.

     Nothing in this Warrant certificate shall be construed to give to any person or company other than the Company and the registered holder of this Warrant certificate any legal or equitable right, remedy or claim under this Warrant certificate; but this Warrant certificate shall be for the sole and exclusive benefit of the Company and the registered holder of this Warrant.

                            [Signature Page Follows]
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          IN WITNESS WHEREOF, Holiday RV Superstores, Inc., a Delaware
corporation, has caused this Warrant certificate to be signed by its duly authorized officer.

Dated as of May 10, 2001

                                        HOLIDAY RV SUPERSTORES, INC.


                                        By:  ________________________________
                                             Michael S. Riley
                                             Chief Executive Officer
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                               Exercise Election

                         To be Executed by the Holder
                       in Order to Exercise the Warrant


     The undersigned holder of the foregoing Warrant hereby irrevocably elects to exercise the purchase rights represented by such Warrant, and to purchase thereunder, ________ shares of common stock, $.01 par value ("Shares"), and herewith makes payment of an aggregate of $___________ therefor in accordance with the terms of the Warrant Certificate. The undersigned requests that the certificates for Shares to be issued in the name(s) of, and delivered to, the person(s) whose name(s) and address(es) are set forth below:


                         _______________________________________
                         (Please type or print name and address)

                         _______________________________________
                         (Social Security or tax identification number, if applicable)

and delivered to________________________________________________________________
                         (Please type or print name and address)

and, if such number of Shares shall not be all the Shares purchasable under this Warrant, that a new Warrant of like tenor for the balance of the Shares subject to the Warrant be registered in the name of, and delivered to, the holder at the address stated below.

     In full payment of the purchase price with respect to the portion of the Warrant exercised and transfer taxes, if any, the undersigned hereby tenders payment of $_________ by check or money order payable in United States currency to the order of Holiday RV Superstores, Inc., or its successor.

Dated:____________________                   ___________________________________


                                             ___________________________________
                                             (Address)

                                             ___________________________________


                                             ___________________________________
Signatures guaranteed by:

____________________________